Exhibit 3.19

CERTIFICATE OF INCORPORATION

OF

NRI/LEC MERGER CORP., INC.

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1.	The name of the corporation is NRI/LEC MERGER CORP., INC.

2.	The address of its registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle 19805. The name of its registered agent at such address is Corporation Service Company.

3.	The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.	The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Cent ($0.01) amounting in the aggregate to Ten Dollars ($10.00).

5.	The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by ballot.

6.	The name and mailing address of the sole incorporator is:

Allie R. Hernandez, Esq. Akerman, Senterfitt & Eidson 450 East Las Olas Boulevard, Suite 950 Fort Lauderdale, Florida 33301

7.	A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation at its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of November, 1998.

Allie R. Hernandez, Sole Incorporator

CERTIFICATE OF MERGER

OF

LOGAN EQUIPMENT CORP.
(MASSACHUSETTS CORPORATION)

WITH AND INTO

NRI/LEC MERGER CORP., INC.
(DELAWARE CORPORATION)

          It is hereby certified, as of December 14, 1998, that:

1.	The constituent business corporations participating in the merger herein certified are (i) LOGAN EQUIPMENT CORP., which is incorporated under the laws of the Commonwealth of Massachusetts (the "Company") and (ii) NRI/LEC MERGER CORP., INC, which is incorporated under the laws of the State of Delaware ("Merger Corp.").

2.	An agreement of merger, which has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of subsection (c) of Section 253 of the Delaware General Corporation Law ("DGCL"), to wit, by the Company in accordance with the laws of the Commonwealth of Massachusetts and by Merger Corp. as provided in Section 251 of the DGCL.

3.	The name of the surviving corporation in the merger herein certified is NRI/LEC MERGER CORP., INC., which will continue its existence under its present name upon the effective date of said merger pursuant to the provisions of the DGCL.

4.	The Certificate of Incorporation of Merger Corp., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the DGCL.

5.	The executed agreement of merger is on file at the principal place of business of Merger Corp., which is 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301.

6.	A copy of the agreement of merger will be furnished by Merger Corp., on request, and without cost, to any stockholder of any constituent corporation.

7.	The authorized capital stack of the Company consists of 100,000 shares of common stock without par value and 200 shares of preferred stock, par value $.01 per share.

8.	The effective date and time of the merger herein certified shall be the date and time of filing of this Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL.

          IN WITNESS WHEREOF, Merger Corp. has caused this Certificate of Merger to be executed as of the date first above written.

NRI/LEC MERGER CORP., INC., a Delaware corporation By: Name Fred E. Whaley Title: Vice President

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
NRI/LEC MERGER CORP., INC.
a Delaware Corporation

           Pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of NRI/LEC MERGER CORP., INC., a Delaware corporation, hereafter referred to as the "Corporation," is amended to read as follows:

          Paragraph 1 of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety, and the following text is inserted in lieu therof:

1. The name of the corporation is LOGAN EQUIPMENT CORP.

          Except as provided for above, the Certificate of Incorporation of the Corporation shall remain unchanged.

          The foregoing amendment to the Certificate of Incorporation of the Corporation was duly proposed, adopted and approved by unanimous written consent of the sole Director and the sole Stockholder of the Corporation on January 11, 1999, pursuant to Sections 242,141 and 228 of the Delaware General Corporation Law. The number of votes cast in favor of the foregoing amendment by the sole Stockholder was sufficient for approval of the amendment.

          This amendment shall be effective as of the date of filing of this Certificate of Amendment.

          IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment effective on January 11, 1999.

NRI/LEC MERGER CORP., INC. By: Joseph H. Izhakoff Vice President

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

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           Logan Equipment Corp. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

          The Board of Directors of Logan Equipment Corp. adopted the following resolution on the 7th day of May, 1999.

          Resolved, that the registered office of Logan Equipment Corp. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Caste, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

          IN WITNESS WHEREOF, Logan Equipment Corp. has caused this statement to be signed by Joseph H. Izhakoff, its Vice President and Secretary this 7th day of May, 1999.

By: Joseph H. Izhakoff Vice President and Secretary